Exhibit 10.1

Credit Agreement

This agreement dated as of September 4 2012 is between JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”), whose address is 300 S. Grand Ave., Los Angeles, CA 90071-3109, and CHEROKEE INC, (individually, the “Borrower” and if more than one, collectively, the “Borrowers”), whose address is 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, CA 91411.

1.             Credit Facilities.

1.1          Scope. This agreement governs Facility A and Facility B, and, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by any Legal Requirement (as hereafter defined), governs the Credit Facilities as defined below. Advances under any Credit Facilities shall be subject to the procedures established from time to time by the Bank. Any procedures agreed to by the Bank with respect to obtaining advances, including automatic loan sweeps, shall not vary the terms or conditions of this agreement or the other Related Documents regarding the Credit Facilities.

1.2          Facility A (Line of Credit). The Bank has agreed to extend credit to Borrower in the form of a revolving line of credit in the principal sum not to exceed $2,000,000.00 in the aggregate at any one time outstanding (“Facility A”). Credit under Facility A shall be repayable as set forth in a Line of Credit Note executed concurrently with this agreement, and any renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefor.

Non Usage Fee. The Borrower shall pay to the Bank a non-usage fee calculated on the average daily unused portion of Facility A at a rate of 0.25% per annum, payable in arrears within seven (7) business days of the end of each calendar month for which the fee is owing. The Bank may begin to accrue the foregoing fee on the date as of which all conditions precedent to the first extension of credit governed by this agreement and any initial advance under any of the Credit Facilities are satisfied.  Borrower shall have the right to terminate Facility A upon delivery by Borrower to the Bank of a written notice of termination and thereupon the non-usage fee shall cease to accrue; provided that Borrower has paid to the Bank all outstanding Liabilities under Facility A and no default then exists under this agreement or any of the Related Documents.

1.3          Facility B (Term Loan). The Bank agrees to extend credit to the Borrower in the form of a term loan in the principal sum of $13,000,000.00 (“Facility B”), bearing interest and payable as set forth in the promissory note executed concurrently with this agreement, and with any and all renewals, modifications, extensions, rearrangements, restatements thereof and replacements or substitutions therefor.

Upfront Fee.  The Borrower agrees to pay to the Bank a fee equal to 0.50% of the total amount advanced under Facility B, which shall be payable upon execution and delivery of this agreement.

2.             Definitions and Interpretations.

2.1          Definitions. As used in this agreement, the following terms have the following respective meanings:

A.            “Acquistion Agreement” means the Asset Purchase Agreement dated on or about the date hereof between the Borrower and LLM Management Co., LLC relating to the Borrower’s purchase of the Liz Lange/Completely Me brand and the related assets described therein.

B.            “Affiliate” means any Person which, directly or indirectly Controls or is Controlled by or under common Control with, another Person, and any director or officer thereof. The Bank is under no circumstances to be deemed an Affiliate of the Borrower or any of its Subsidiaries.

C.            “Authorizing Documents” means certificates of authority to transact business, certificates of good standing, borrowing resolutions, appointments, officer’s certificates, certificates of incumbency, and other documents which empower and authorize or evidence the power and authority of all Persons (other than the Bank) executing any Related Document or their representatives to execute and deliver the Related Documents and perform the Person’s obligations thereunder.

D.            “Collateral” means all Property, now or in the future subject to any Lien in favor of the Bank, securing or intending to secure, any of the Liabilities.

E.             “Control” as used with respect to any Person, means the power to direct or cause the direction of, the management and policies of that Person, directly or indirectly, whether through the ownership of Equity Interests, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

F.             “Credit Facilities” means all extensions of credit from the Bank to the Borrower, whether now existing or hereafter arising, including but not limited to those described in Section 1, if any, and those extended contemporaneously with this agreement.

G.            “EBITDA” means, for any Test Period, with respect to the Borrower and its Subsidiaries on a consolidated basis, consolidated net income for such period plus, without duplication and to the extent deducted in calculating consolidated net income for such period, the sum of (a) consolidated interest expense for such period, (b) the sum of federal, state, local and foreign income taxes accrued or paid in cash during such period, (c) the amount of depreciation and amortization expense deducted in determining consolidated net income, (d) any extraordinary or non-recurring items reducing consolidated net income for such period, and (e) any non-cash items reducing consolidated net income for such period, minus (i) any extraordinary or non-recurring items increasing consolidated net income for such period (exclusive of any revenue from royalty audits) and (ii) any non-cash items increasing consolidated net income for such period.

H.            “Distributions” means all dividends and other distributions made to any Equity Owners, other than salary, bonuses, and other compensation for services expended in the current accounting period.

I.              “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

J.             “Equity Owner” means a shareholder, partner, member, holder of a beneficial interest in a trust or other owner of any Equity Interests.

K.            “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.

L.            “Legal Requirement” means any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of any foreign governmental authority, the United States of America, any state thereof, any political subdivision of any of the foregoing or any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Bank, any Pledgor or any Obligor or any of its Subsidiaries or their respective Properties or any agreement by which any of them is bound.

M.           “Liabilities” means all indebtedness, liabilities and obligations of every kind and character of the Borrower to the Bank, whether the obligations, indebtedness and liabilities are individual, joint and several, contingent or otherwise, now or hereafter existing, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.

N.            “Lien” means any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind.

O.            “Material Contract” means the Restated License Agreement dated as of February 1, 2008 between the Borrower and Target General Merchandise, Inc., as amended October 1, 2011.

P.            “Notes” means all promissory notes, instruments and/or contracts now or hereafter evidencing the Credit Facilities.

Q.            “Obligor” means any Borrower, guarantor, surety, co-signer, endorser, general partner or other Person who may now or in the future be obligated to pay any of the Liabilities.

R.            “Organizational Documents” means, with respect to any Person, certificates of existence or formation, documents establishing or governing the Person or evidencing or certifying that the Person is duly organized and validly existing in accordance with all applicable Legal Requirements, including all amendments, restatements, supplements or modifications to such certificates and documents as of the date of the Related Document referring to the Organizational Document and any and all future modifications thereto approved by the Bank.

S.            “Permitted Acquisitions” means the purchase or acquisition (whether in one or a series of related transactions) by the Borrower of (a) more than 50% of the Equity Interests with ordinary voting power of another Person or (b) all or substantially all of the Property (other than Equity Interests) of another Person or division or line of business or business unit of another Person, whether or not involving a merger or consolidation with such Person; provided that (i) at the time thereof and after giving effect thereto, no default or event of default under Section 7 shall have occurred and be continuing or would result from such acquisition or purchase, (ii) the aggregate amount of the consideration (or, in the case of consideration consisting of assets, the fair market value of the assets) paid by the Borrower and its Subsidiaries shall not exceed $5,000,000 on a cumulative basis for all such acquisitions or purchases subsequent to the date hereof, (iii) the Borrower would be in compliance with the financial covenants set forth in Section 5 for the most recent calculation period and as of the last day thereof, if such acquisition or purchase had been completed on the first day of such calculation period, (iv) not less than five Business Days prior to the consummation of such proposed acquisition, the Borrower shall deliver to the Bank, a certificate of the chief financial officer of the Borrower setting forth in reasonable detail calculations demonstrating compliance with the conditions set forth in clauses (ii) and (iii) above, and (v) such acquisition or purchase is consummated on a non-hostile basis.

T.            “Permitted Investments” means (1) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (2) fully insured (if issued by a bank other than the Bank) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000.00; (3) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service; and (4) Permitted Acquisitions.

U.            “Person” means any individual, corporation, partnership, limited liability company, joint venture, joint stock association, association, bank, business trust, trust, unincorporated organization, any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing or any other form of entity.

V.            “Pledgor” means any Person providing Collateral.

W.           “Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

X.            “Rate Management Transaction” means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

Y.            “Related Documents” means this agreement, the Notes, Letters of Credit, applications for letters of credit, all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, and any other instrument or document executed in connection with this agreement or with any of the Liabilities

Z.            “Subsidiary” means, as to any particular Person (the “parent”), a Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of the date of determination, as well as any other Person of which fifty percent (50%) or more of the Equity Interests is at the time of determination directly or indirectly owned, Controlled or held, by the parent or by any Person or Persons Controlled by the parent, either alone or together with the parent.

2.2          Interpretations. Whenever possible, each provision of the Related Documents shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. In the event of any conflict or inconsistency between this agreement and the provisions of any other Related Documents, the provisions of this agreement shall control. Use of the term “including” does not imply any limitation on (but may expand) the antecedent reference. Any reference to a particular document includes all modifications, supplements, replacements, renewals or extensions of that document, but this rule of construction does not authorize amendment of any document without the Bank’s consent. Section headings are for convenience of reference only and do not affect the interpretation of this agreement. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. Whenever the Bank’s determination, consent, approval or satisfaction is required under this agreement or the other Related Documents or whenever the Bank may at its option take or refrain from taking any action under this agreement or the other Related Documents, the decision as to whether or not the Bank makes the determination, consents, approves, is satisfied or takes or refrains from taking any action, shall be in the sole and exclusive discretion of the Bank, and the Bank’s decision shall be final and conclusive.

3.             Conditions Precedent to Extensions of Credit.

3.1          Conditions Precedent to Initial Extension of Credit under each of the Credit Facilities. Before the first extension of credit governed by this agreement and any initial advance under any of the Credit Facilities, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

A.            Loan Documents. The Notes, and as applicable, the letter of credit applications, reimbursement agreements, the security agreements, the pledge agreements, financing statements, mortgages or deeds of trust, the guaranties, the subordination agreements, and any other documents which the Bank may reasonably require to give effect to the transactions described in this agreement or the other Related Documents;

B.            Organizational and Authorizing Documents. The Organizational Documents and Authorizing Documents of the Borrower and any other Persons (other than the Bank) executing the Related Documents in form and substance satisfactory to the Bank that at a minimum: (i) document the due organization, valid existence and good standing of the Borrower and every other Person (other than the Bank) that is a party to this agreement or any other Related Document; (ii) evidence that each Person (other than the Bank) which is a party to this agreement or any other Related Document has the power and authority to enter into the transactions described therein; (iii) evidence that the Person signing on behalf of each Person that is a party to the Related Documents (other than the Bank) is duly authorized to do so; and (iv) evidence the Borrower’s authorization and approval of the Acquisition Agreement and the transactions contemplated thereby;

C.            Liens. The termination, assignment or subordination, as determined by the Bank, of all Liens on the Collateral in favor of any secured party (other than the Bank); and

D.            Acquisition Agreement. A true, correct and complete copy of the Acquisition Agreement and each of the other documents executed and delivered by the parties thereto in connection therewith.

3.2          Conditions Precedent to Each Extension of Credit. Before any extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions must be satisfied:

A.            Representations. The representations and warranties of the Borrower and any other parties, other than the Bank, in the Related Documents are true on and as of the date of the request for and funding of the extension of credit and after giving effect to the transactions provided for in the Acquisition Agreement;

B.            No Event of Default. No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred in any provision of this agreement, the Notes or any other Related Documents and is continuing or would result from the extension of credit and/or after giving effect to the transactions provided for in the Acquisition Agreement;

C.            Additional Approvals, Opinions, and Documents. The Bank has received any other approvals, opinions and documents as it may reasonably request;

D.            No Prohibition or Onerous Conditions. The making of the extension of credit is not prohibited by and does not subject the Bank, any Obligor, or any Subsidiary of the Borrower to any penalty or onerous condition under, any Legal Requirement; and

E.             Acquisition.  In the case of Facility B, the transactions contemplated by the Acquisition Agreement shall have been consummated without any amendment, modification or waiver of any of the provisions of the same (other than those necessary and made to ensure compliance with the Related Documents).

4.             Affirmative Covenants. The Borrower agrees to do, and cause each of its Subsidiaries to do, each of the following:

4.1          Insurance. Maintain insurance with financially sound and reputable insurers, with such insurance and insurers to be satisfactory to the Bank, covering its Property and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices, and furnish to the Bank, upon request of the Bank, reports on each existing insurance policy showing such information as the Bank may reasonably request.

4.2          Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable Legal Requirements, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank’s request, adequate funds or security has been pledged or reserved to insure payment.

4.3          Financial Records. Maintain proper books and records of account, in accordance with GAAP, and consistent with financial statements previously submitted to the Bank.

4.4          Inspection. Permit the Bank, its agents and designees to: (a) inspect and photograph its Property, to examine and copy files, books and records, and to discuss its business, operations, prospects, assets, affairs and financial condition with the Borrower’s or its Subsidiaries’ officers and accountants, at times and intervals as the Bank reasonably determines; (b) perform audits or other inspections of the Collateral, including the records and documents related to the Collateral; and (c) confirm with any Person any obligations and liabilities of the Person to the Borrower or its Subsidiaries. The Borrower will, and will cause its Subsidiaries to cooperate with any inspection or audit. The Borrower will pay the Bank the reasonable costs and expenses of any audit or inspection of the Collateral (including fees and expenses charged internally by the Bank for asset reviews) promptly after receiving the invoice.

4.5          Financial Reports. Furnish to the Bank whatever information, statements, books and records the Bank may from time to time reasonably request, including at a minimum:

A.            Within forty-five (45) days after each quarterly period, the consolidated financial statements of the Borrower and its Subsidiaries prepared and presented in accordance with GAAP, including a balance sheet as of the end of that period, and income statement for that period, and, if requested at any time by the Bank, statements of cash flow and retained earnings for that period, all certified as correct by one of its authorized agents and reviewed by an independent certified public accountant of recognized standing satisfactory to the Bank.

B.            Within one hundred twenty (120) days after and as of the end of each of its fiscal years, the consolidated and consolidating financial statements of the Borrower and its Subsidiaries prepared and presented in accordance with GAAP, including a balance sheet and statements of income, cash flow and retained earnings, such financial statements to be audited by an independent certified public accountant of recognized standing satisfactory to the Bank.

C.            Within fifteen (15) days after timely filing, a signed copy of the annual tax return(s), with all schedules and exhibits attached thereto, of the Borrower.

4.6          Notices of Claims, Litigation, Defaults, etc. Promptly inform the Bank in writing of: (1) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions or changes in Legal Requirements affecting it which could materially and adversely affect its business, assets, affairs, prospects or financial condition; (2) the occurrence of any event which gives rise to the Bank’s option to terminate the Credit Facilities; (3) the institution of steps by it to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which it may have liability; (4) any reportable event or any prohibited transaction in connection with any employee benefit plan; (5) any additions to or changes in the locations of its businesses; and (6) any alleged breach by the Bank of any provision of this agreement or of any other Related Document.

4.7          Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between it and any other Person.

4.8          Title to Assets and Property. Maintain good and marketable title to all of its Properties, and defend them against all claims and demands of all Persons at any time claiming any interest in them.

4.9          Additional Assurances. Promptly make, execute and deliver any and all agreements, documents, instruments and other records that the Bank may request to further evidence any of the Credit Facilities consistent with the terms herein provided, cure any defect in the execution and delivery of any of the Related Documents, perfect any Lien, comply with any Legal Requirement applicable to the Bank or the Credit Facilities or describe more fully particular aspects of the agreements set forth or intended to be set forth in any of the Related Documents.

4.10        Employee Benefit Plans. Maintain each employee benefit plan as to which it may have any liability, in compliance with all Legal Requirements.

4.11        Banking Relationship. Establish and maintain its primary banking depository and disbursement relationship with the Bank.

5.             Negative Covenants.

5.1          Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with GAAP applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

5.2          Without the written consent of the Bank, the Borrower will not and no Subsidiary of the Borrower will:

A.            Distributions. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests, return any contribution to an Equity Owner or, other than stock dividends and dividends paid to the Borrower, declare or pay any Distributions unless (i) no default shall then exist or result therefrom and (2) after giving pro forma effect thereto, the Borrower shall be in compliance with the Fixed Change Coverage Ratio.

B.            Sale of Equity Interests. Issue, sell or otherwise dispose of its Equity Interests, other than pursuant to Borrower’s employee stock option plan or stock awards program for employees.

C.            Debt. Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, or obligations under capital leases or operating leases, other than (1) unsecured trade debt incurred in the ordinary course of business, (2) indebtedness owing to the Bank, (3) indebtedness reflected in its latest financial statement furnished to the Bank prior to execution of this agreement and that is not to be paid with proceeds of borrowings under the Credit Facilities, and (4) indebtedness outstanding as of the date hereof that has been disclosed to the Bank in writing and that is not to be paid with proceeds of borrowings under the Credit Facilities.

D.            Guaranties. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

E.             Liens. Create or permit to exist any Lien on any of its Property except: existing Liens known to and approved by the Bank; Liens to the Bank; Liens incurred in the ordinary course of business securing current non-delinquent liabilities for taxes, worker’s compensation, unemployment insurance, social security and pension liabilities, and purchase money obligations in an amount not to exceed $500,000 per calendar year for equipment and other goods acquired by Borrower.

F.             Use of Proceeds. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for: (1) any personal, family or household purpose; or (2) the purpose of “purchasing or carrying any margin stock” within the meaning of Federal Reserve Board Regulation U. At the Bank’s request, it will furnish a completed Federal Reserve Board Form U-1.

G.            Continuity of Operations. (1) Engage in any business activities substantially different from those in which it is presently engaged; (2) other than in connection with Permitted Acquisitions, merge, acquire or consolidate with, or acquire substantially all the Property of, any other Person, (3) change its name without first notifying the Bank thereof in writing at least thirty (30) days prior to any such change, (4) dissolve, cease operations, liquidate, or transfer or sell any assets out of the ordinary course of business; (5) enter into any arrangement with any Person providing for the leasing by it of Property which has been sold or transferred by it to such Person; (6) change its business organization, the jurisdiction under which its business organization is formed or organized; or (7) change its chief executive office or any places of its businesses without first notifying the Bank thereof in writing at least thirty (30) days prior to any such change.

H.            Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Bank which prohibits or limits its ability to create or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired.

I.              Conflicting Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under this agreement or any of the other Related Documents.

J.             Transfer of Ownership. Permit any pledge of any Equity Interest of Borrower in any Subsidiary other than any pledge required by this agreement or the Related Documents.

K.            Limitation on Loans, Advances to and Investments in Others and Receivables from Others. Purchase, hold or acquire any Equity Interest or evidence of indebtedness of, make or permit to exist any loans or advances to, permit to exist any receivable from, or make or permit to exist any investment or acquire any interest whatsoever in, any Person, except: (1) extensions of trade credit to customers in the ordinary course of business on ordinary terms; (2) Permitted Investments; and (3) loans, advances, investments and receivables existing as of the date of this agreement that have been disclosed to and approved by the Bank in writing and that are not to be paid with proceeds of borrowings under the Credit Facilities.

L.            Organizational Documents. Alter, amend or modify any of its Organizational Documents.

M.           Government Regulation. (1) Be or become subject at any time to any Legal Requirement or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Bank from making any advance or extension of credit to it or from otherwise conducting business with it, or (2) fail to provide documentary and other evidence of its identity as may be requested by the Bank at any time to enable the Bank to verify its identity or to comply with any applicable Legal Requirement, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

N.            Subsidiaries. Form, create or acquire any Subsidiary, other than Permitted Acquisitions.

O.            Financial Covenants.

(i)            Fixed Charge Coverage Ratio.  Permit the Borrower’s Fixed Charge Coverage Ratio for any Test Period to be less than 1.20 to 1.00.  “Fixed Charge Coverage Ratio” means, for any Test Period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) EBITDA for such period plus (ii) GAAP rental expense for such period minus (iii) capital expenditures for such period (exclusive of up to $900,000 of earn-out payments in connection with the Liz Lange acquisition that may be made in the eighteen month period following the closing of such acquisition) minus (iv) tax  expenses paid in cash for such period minus (v) Distributions paid in cash during such period plus (vi) non-cash stock compensation, to (b) the sum of (i) cash rentals payable under leases of real and personal property for such period (without duplication of items included in consolidated interest expense), plus (ii) the current portion of long term debt payable during such period plus (iii) consolidated interest expense during such period.

(ii)           Senior Funded Debt Ratio.  Permit the Borrower’s Senior Funded Debt Ratio to be greater than 2.00 to 1.00.  “Senior Funded Debt Ratio” means, at any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) consolidated total debt (less debt that is subordinated to the Liabilities) on such day to (b) EBITDA for the most recently completed Test Period prior to such date.

(iii)          For purposes of sub-paragraphs (i) and (ii) above, “Test Period” means a trailing four consecutive fiscal quarters of Borrower, beginning with the Test Period ending on the last day of Borrower’s fiscal quarter ending on or about October 31, 2012, and on the last day of Borrower’s fiscal quarter ending on or about each January 31, April 30 and July 31 thereafter.

6.             Representations.

6.1          Representations and Warranties by the Borrower. To induce the Bank to enter into this agreement and to extend credit or other financial accommodations under the Credit Facilities, the Borrower represents and warrants as of the date of this agreement and as of the date of each request for credit under the Credit Facilities that each of the following statements is and shall remain true and correct throughout the term of this agreement and until all Credit Facilities and all Liabilities under the Notes and other Related Documents are paid in full: (a) its principal residence or chief executive office is at the address shown above, (b) its name as it appears in this agreement is its exact name as it appears in its Organizational Documents, (c) the execution and delivery of this agreement and the other Related Documents to which it is a party, and the performance of the obligations they impose, do not violate any Legal Requirement, conflict with any agreement by which it is bound, or require the consent or approval of any other Person, (d) this agreement and the other Related Documents have been duly authorized, executed and delivered by all parties thereto (other than the Bank) and are valid and binding agreements of those Persons, enforceable according to their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, (e) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the Persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates, (f) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) is pending or threatened against it, and no other event has occurred which may in any one case or in the aggregate materially adversely affect it or any of its Subsidiaries’ financial condition, properties, business, affairs or operations, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing, (g) all of its tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by it in good faith and for which adequate reserves have been provided, (h) it is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, (i) it is not a “holding company”, or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, (j) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to this agreement or the Credit Facilities, (k) it owns, or is licensed to use, all trademarks (including, without limitation, those identified on Exhibit A hereto), trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, (l) the execution and delivery of this agreement and the other Related Documents to which it is a party and the performance of the obligations they impose, if the Borrower is other than a natural Person (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its Organizational Documents or other agreement or document governing its affairs, and (m) the transactions contemplated by the Acquisition Agreement have been consummated in accordance with, and without any breach, waiver, modification or amendment of, the terms thereof.

7.             Default/Remedies.

7.1          Events of Default/Acceleration. If any of the following events occurs, the Notes shall become due immediately, without notice, at the Bank’s option:

A.            Any Obligor fails to pay when due any payment under any Note.

B.            Any Obligor fails to pay when due any other Liabilities owed by Borrower to the Bank under this agreement or any other Related Document, in each case within ten (10) calendar days following delivery to Borrower of the Bank’s written demand for such payment.

C.            Any Obligor fails to pay when due any indebtedness in an amount more than $500,000 owed to any other Person and any and all cure periods applicable for such payment default shall have expired.

D.            Any Obligor or any Pledgor: (i) fails to observe or perform or otherwise violates any other term, covenant, condition or agreement of any of the Related Documents and, except with respect to the Borrower’s obligations under Sections 4.5 and 5.2(O) hereof as to which no cure period applies, such failure or other violation shall not have been cured within ten (10) calendar days; (ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (iii) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (iv) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Related Documents) and the effect of such default will allow the creditor to declare the debt due before its stated maturity.

E.             There is any loss, theft, damage, or destruction of any Collateral with a value in excess of $500,000 not covered by insurance.

F.             Any event occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of any Obligor or any Subsidiary of any Obligor.

G.            Any Obligor or any of its Subsidiaries or any Pledgor: (i) becomes insolvent or unable to pay its debts as they become due; (ii) makes an assignment for the benefit of creditors; (iii) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its Property; (iv) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws; (v) conceals or removes any of its Property, with intent to hinder, delay or defraud any of its creditors; (vi) makes or permits a transfer of any of its Property, which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (vii) makes a transfer of any of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

H.            A custodian, receiver, or trustee is appointed for any Obligor or any of its Subsidiaries or any Pledgor or for a substantial part of their respective Property.

I.              Any Obligor or any of its Subsidiaries, without the Bank’s written consent: (i) liquidates or is dissolved; (ii) merges or consolidates with any other Person; (iii) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business; (iv) leases, purchases, or otherwise acquires a material part of the assets of any other Person, except in the ordinary course of its business or in a Permitted Acquisition; or (v) agrees to do any of the foregoing; provided, however, that any Subsidiary of an Obligor may merge or consolidate with any other Subsidiary of that Obligor, or with the Obligor, so long as the Obligor is the survivor.

J.             Proceedings are commenced under any bankruptcy, reorganization, liquidation, or similar laws against any Obligor or any of its Subsidiaries or any Pledgor and remain undismissed for thirty (30) calendar days after commencement; or any Obligor or any of its Subsidiaries or any Pledgor consents to the commencement of those proceedings.

K.            Any judgment is entered against any Obligor or any of its Subsidiaries, or any attachment, seizure, sequestration, levy, or garnishment is issued against any Property of any Obligor or any of its Subsidiaries or of any Pledgor or any Collateral, and such condition continues thirty (30) calendar days or more (or if stayed pursuant to any order or agreement, then thirty (30) calendar days or more following the expiration of such stay).

L.            Any individual Obligor or Pledgor dies, or a guardian or conservator is appointed for any individual Obligor or Pledgor or all or any portion of their respective Property, or the Collateral.

M.           Any material adverse change occurs in: (i) the reputation, Property, financial condition, business, assets, affairs, prospects, liabilities, or operations of Borrower or, on a combined basis, other Obligors and Borrower’s Subsidiaries; (ii) the ability of Borrower or, on a combined basis, other Obligors and Borrower’s Subsidiaries, to perform their respective obligations under the Related Documents; or (iii) the Collateral.

N.            Any Material Contract shall cease to remain in full force and effect through breach, a failure to renew or otherwise or the Borrower shall have been notified by the counterparty thereto of an intention not to renew the same and, in the case of a failure to renew, such contract shall not have been replaced by another contract satisfactory to the Bank.

7.2          Remedies. At any time after the occurrence of a default under this Agreement or any of the Related Documents and continuation thereof beyond any applicable cure period, the Bank may do one or more of the following: (a) cease permitting the Borrower to incur any Liabilities; (b) terminate any commitment of the Bank evidenced by any of the Notes; (c) declare any of the Notes to be immediately due and payable, without notice of acceleration, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (d) exercise all rights of setoff that the Bank may have contractually, by law, in equity or otherwise; and (e) exercise any and all other rights pursuant to any of the Related Documents, at law, in equity or otherwise.

A.            Generally. The rights of the Bank under this agreement and the other Related Documents are in addition to other rights (including without limitation, other rights of setoff) the Bank may have contractually, by law, in equity or otherwise, all of which are cumulative and hereby retained by the Bank. Each Obligor agrees to stand still with regard to the Bank’s enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank’s rights to realize on any Collateral.

B.            Expenses. To the extent not prohibited by applicable Legal Requirements and whether or not the transactions contemplated by this agreement are consummated, the Borrower is liable to the Bank and agrees to pay on demand all reasonable costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Related Documents, the making, servicing and collection of the Credit Facilities and the realization on any Collateral and any other amounts owed under the Related Documents, including without limitation reasonable attorneys’ fees (including counsel for the Bank that are employees of the Bank or its Affiliates) and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding involving any Obligor, Pledgor, or Property of any Obligor, Pledgor, or Collateral. The obligations of the Borrower under this section shall survive the termination of this agreement.

C.            Bank’s Right of Setoff. The Borrower grants to the Bank a security interest in the Deposits, and the Bank is authorized to setoff and apply, all Deposits, Securities and Other Property, and Bank Debt against any and all Liabilities. This right of setoff may be exercised at any time from time to time after the occurrence of any default, without prior notice to or demand on the Borrower and regardless of whether any Liabilities are contingent, unmatured or unliquidated. In this paragraph: (a) the term “Deposits” means any and all accounts and deposits of the Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Deposits held jointly with another, but excluding any IRA or Keogh Deposits, or any trust Deposits in which a security interest would be prohibited by any Legal Requirement); (b) the term “Securities and Other Property” means any and all securities and other personal Property of the Borrower in the custody, possession or control of the Bank, JPMorgan Chase & Co. or their respective Subsidiaries and Affiliates (other than Property held by the Bank in a fiduciary capacity); and (c) the term “Bank Debt” means all indebtedness at any time owing by the Bank, to or for the credit or account of the Borrower and any claim of the Borrower (whether individual, joint and several or otherwise) against the Bank now or hereafter existing.

8.             Miscellaneous.

8.1          Notice. Any notices and demands under or related to this agreement shall be in writing and delivered to the intended party at its address stated in this agreement, and if to the Bank, at its main office if no other address of the Bank is specified in this agreement, by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand; (b) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (c) on the third Delivery Day after the notice is deposited in the mail. “Delivery Day” means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

8.2          No Waiver. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. The making of an advance during the existence of any default or subsequent to the occurrence of a default or when all conditions precedent have not been met shall not constitute a waiver of the default or condition precedent. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

8.3          Integration. This agreement, the Notes, and the other Related Documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Notes and the other Related Documents in any other jurisdiction.

8.4          Joint and Several Liability. Each party executing this agreement as the Borrower is individually, jointly and severally liable under this agreement.

8.5          Governing Law and Venue. This agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of California, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of California is not a convenient forum or the proper venue for any such suit, action or proceeding.

8.6          Survival of Representations and Warranties. The Borrower understands and agrees that in extending the Credit Facilities, the Bank is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other instrument delivered by the Borrower to the Bank under this agreement or in any of the other Related Documents. The Borrower further agrees that regardless of any investigation made by the Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Liabilities shall be paid in full.

8.7          Non-Liability of the Bank. The relationship between the Borrower on one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall have no fiduciary responsibilities to the Borrower. The Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

8.8          Indemnification of the Bank. The Borrower agrees to indemnify, defend and hold the Bank, its parent companies, Subsidiaries, Affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the “Indemnified Persons”) harmless from any and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys’ fees (including the fees and expenses of any attorneys engaged by the Indemnified Person) and amounts paid in settlement (“Claims”) to which any Indemnified Person may become subject arising out of or relating to the Credit Facilities, the Liabilities under this agreement or any other Related Documents or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

8.9          Counterparts. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.  Facsimile or electronic transmission in portable document format (pdf) of any signed original counterpart and/or retransmission of any signed facsimile or pdf shall be deemed to have the same effect as an original for purposes of this agreement and the Related Documents.

8.10        Advice of Counsel. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any other Related Documents.

8.11        Recovery of Additional Costs. If the imposition of or any change in any Legal Requirement, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, liquidity requirements, capital adequacy requirements, Federal Deposit Insurance Corporation (FDIC) deposit insurance premiums or assessments, or other obligations which would (A) increase the cost to the Bank for extending, maintaining or funding the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or (C) reduce the rate of return on the Bank’s capital as a consequence of the Bank’s obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank’s written demand for such payment. The Bank’s demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

8.12        Expenses. The Borrower agrees to pay or reimburse the Bank for all its out-of-pocket costs and expenses and reasonable attorneys’ fees (including the fees of in-house counsel) incurred in connection with the preparation and execution of this agreement, any amendment, supplement, or modification thereto, and any other Related Documents. Notwithstanding anything to the contrary set forth in this agreement or the other Related Documents, the Bank’s right to recover attorneys’ fees and other legal expenses under any thereof is subject to California Civil Code Section 1717, including any revision or replacement of such statute or rule hereafter enacted..

8.13        Reinstatement. The Borrower agrees that to the extent any payment or transfer is received by the Bank in connection with the Liabilities, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or transferred by the Bank or paid or transferred over to a trustee, receiver or any other entity, whether under any proceeding or otherwise (any of those payments or transfers is hereinafter referred to as a “Preferential Payment”), then this agreement and the Notes shall continue to be effective or shall be reinstated, as the case may be, even if all those Liabilities have been paid in full and whether or not the Bank is in possession of the Notes and whether any of the Notes has been marked, paid, released or cancelled, or returned to the Borrower and, to the extent of the payment, repayment or other transfer by the Bank, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. The obligations of the Borrower under this section shall survive the termination of this agreement.

8.14        Assignments. The Borrower agrees that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to the Notes or the other Related Documents to JPMorgan Chase & Co., or any of its Subsidiaries or Affiliates or their successors, or to any one or more purchasers or potential purchasers of the Notes or the Related Documents. The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Notes to one or more purchasers whether or not related to the Bank.

8.15        Waivers. Each Obligor waives (a) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) any demand, diligence, presentment, dishonor and protest, or (ii) any action that the Bank takes regarding any Person, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (b) any right to require the Bank to proceed against the Borrower, any other Obligor or any Collateral, or pursue any remedy in the Bank’s power to pursue; (c) any defense based on any claim that any Obligor’s obligations exceed or are more burdensome than those of the Borrower; (d) the benefit of any statute of limitations affecting liability of any Obligor or the enforcement hereof; (e) any defense arising by reason of any disability or other defense of any Obligor (other than payment in full of the Liabilities) by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (f) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof (other than payment in full). Each Obligor consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of any Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any Obligor. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of any provision of the Notes is effective unless it is in writing and signed by the Person against whom it is being enforced.

8.16        Time is of the Essence. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

9.             USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, if it is an individual the Bank will ask for its name, taxpayer identification number, residential address, date of birth, and other information that will allow the Bank to identify it, and, if it is not an individual the Bank will ask for its name, taxpayer identification number, business address, and other information that will allow the Bank to identify it. The Bank may also ask, if the Borrower is an individual, to see its driver’s license or other identifying documents, and if it is not an individual, to see its Organizational Documents or other identifying documents.

10.          WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

11.          JURY WAIVER AND JUDICIAL REFERENCE PROVISION. THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST THE BORROWER OR THE BANK IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) AGREE AS FOLLOWS:

(1) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN PARAGRAPH (2) BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.2, INCLUDING ANY REVISION OR REPLACEMENT OF SUCH STATUTES OR RULES HEREAFTER ENACTED. THE BORROWER AND THE BANK INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638, INCLUDING ANY REVISION OR REPLACEMENT OF SUCH STATUTE OR RULE HEREAFTER ENACTED. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.

(2) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY; (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF THE BORROWER OR THE BANK TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF THE BORROWER OR THE BANK TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.

(3) UPON THE WRITTEN REQUEST OF THE BORROWER OR THE BANK, THE BORROWER AND THE BANK SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE BORROWER AND THE BANK DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, THE BORROWER OR THE BANK, MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B), INCLUDING ANY REVISION OR REPLACEMENT OF SUCH STATUTE OR RULE HEREAFTER ENACTED.

(4) ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN THE BORROWER OR THE BANK SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(5) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE BORROWER AND THE BANK SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT THE REFEREE’S DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

(6) THE BORROWER AND THE BANK RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.

Address for Notices:		Borrower:

Cherokee, Inc.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, CA 91411		CHEROKEE INC.
Attn: Chief Financial Officer (Mark DiSiena)

With a courtesy copy only to:		By:	/s/ Howard Siegel

Cherokee, Inc.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, CA 91411			Howard Siegel	COO
Attn: Chief Operating Officer (Howard Siegel)			Printed Name	Title

		Date Signed:	9/4/12

		By:	/s/ Mark DiSiena

			Mark DiSiena	CFO
			Printed Name	Title

		Date Signed:	9/4/12

Address for Notices:		Bank:

300 S. Grand Ave.		JPMorgan Chase Bank, N.A.
Los Angeles, CA 90071-3109
Attn:	Tom Jennings	By:	/s/ Tom Jennings

			Tom Jennings	Underwriter II
			Printed Name	Title

Date Signed:

Signature Page to Credit Agreement